EXHIBIT 10.25

INDEPENDENT COMMUNITY BANK

1999 STOCK OPTION PLAN

FOR EMPLOYEES AND DIRECTORS

1.

Purpose. The purpose of this Stock Option Plan (the “Plan”) is to (a) further the interests of INDEPENDENT COMMUNITY BANK, a Florida commercial banking corporation (the “Bank”), any future Subsidiary (such capitalized term being deemed to refer to a corporation that meets the definition of “Subsidiary Corporation,” contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), when describing its relationship to the Bank), and the Bank’s shareholders by providing incentives in the form of stock option grants to Bank and Subsidiary employees who contribute materially to the success and profitability of the Bank and its Subsidiaries, thereby recognizing and rewarding outstanding individual performances and contributions in a manner that will establish the grantees as potential equity owners of the Bank and likely enhance their proprietary interest in the Bank’s continued success and progress, and better enable the Bank and any future Subsidiary to attract and retain experienced and valued employees; and (b) provide the Bank and its Subsidiaries with the means to reward non-employee directors Who render valuable services to or for the benefit of the Bank.

2.

Administration. This Plan will be administered by the Bank’s Board of Directors (the “Board”). The Board shall have exclusive authority to (a) select participants, determine and fix the amount and duration of award(s) made to each participant, and make all other determinations necessary or advisable under the Plan; (b) determine whether the performance of an eligible employee or non-employee director warrants an award under the Plan; (c) construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan’s administration; and (d) determine, by resolution (i) which potential participants will be awarded options, (ii) the number of Shares (as that capitalized term is defined below) which may be purchased by exercise of each option, and (iii) the terms of any option granted to a participant. Any such determination made by the Board will be final and binding on all persons. No member of the Board will be liable for performing any act or making any determination in good faith and in compliance with the terms of the Plan.

3.

Participants. Any employee or non-employee director of the Bank or a Subsidiary that the Board designates shall be eligible to participate in this Plan; provided that only officers and other employees of the Bank or Subsidiary shall be eligible to receive grants of Incentive Stock Options (as that capitalized term is defined below). The Board’s designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year, or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to (a) the financial condition of the Bank or its Subsidiaries, (b) expected profits for the current or future years, (c) the contributions of a prospective participant to the profitability and success of the Bank or its Subsidiaries, and (d) the adequacy of the prospective participant’s other compensation. The Board, in its discretion, may grant benefits to a participant, even though stock options or other benefits previously were granted to the participant under this or another plan of the Bank or any Subsidiary, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Bank may also participate in this Plan.

4.

Kinds of Benefits. Awards under this Plan, if any, will be granted in the form of options to acquire Shares as described below. The Board shall determine whether the option granted to a participant who is an employee of the Bank or a Subsidiary shall be an “Incentive Stock Option,” as defined in Code Section 422, or an option which is not intended to qualify as an incentive stock option (a “non-statutory option”).

5.

Shares Subject to Options. Wherever used in this Plan the word “Share” or “Shares” shall be deemed to refer to share(s) of the Bank’s single class of authorized common stock, $5.00 par value per share, or other securities resulting from an adjustment under Section 17 of the Plan. The number of Shares reserved for issuance upon exercise of options granted under the Plan shall be 87,500 (18% of the total number of Shares currently issued and outstanding), subject to automatic adjustment in accordance with the referenced Section 17. If an option is terminated, in whole or in part, for any reason other than its exercise, or is surrendered prior to its termination, the number of Shares no longer subject thereto shall thereupon be released and thereafter be available for issuance upon the exercise of any one or more new options granted under the Plan to the fullest extent permitted by then applicable law or regulation.

6.

Option Agreements. For each option granted to a participant under the Plan, the Bank and the participant shall enter into an option agreement setting forth the terms and conditions on which the option may be exercised. In addition to such other terms as the Board may deem to be advisable, the option agreement for each option shall specify the term of the option, the option exercise price, the number of Shares which may be purchased by exercising such option, and the period of service or other conditions which must be satisfied before the option may be exercised; and shall contain a provision requiring that if any element of the Bank’s capital is determined by the Bank’s state or primary federal regulatory agency as being below then applicable minimum regulatory requirements, each participant shall, at the request of the Bank’s primary federal regulator, either exercise the vested portion of any option held under this Plan or forfeit the same. Each stock option agreement shall expressly designate whether or not the option is intended to be an Incentive Stock Option.

7.

Term of Option. Any option granted under this Plan shall automatically expire ten years after the Date of Grant or, if earlier, as described in Section 11 or as otherwise directed by the Board in the grant of the option; provided that an Incentive Stock Option granted to a shareholder of the Bank or of any Subsidiary who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Bank or its Subsidiaries shall not, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a shareholder of the Bank or any Subsidiary owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Bank or its Subsidiaries, such shareholder shall be considered as owning the stock owned, directly and indirectly, by or for his or her brothers and sisters (whether by the whole of half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. For purposes of this Plan, the “Date of Grant” for each participant is the date on which the Board approves a specific grant to the participant.

8.

Option Exercise Price. Each option shall state the option price payable to purchase the Shares covered by the option, which shall be, on a per Share basis, not less than 100% of the fair market value of such Share on the Date of Grant (or, if greater, the par value thereof); provided that a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Bank or its Subsidiaries shall carry an option price not less than 110% of such per share fair market value (or, if greater, the par value thereof.)

9.

Determination of Fair Market Value. During such time as no Shares are traded in any securities market, the fair market value per Share shall be determined by the Board, using its best good faith effort and judgment. During such time as any Shares are traded in a securities market other than an established stock exchange, the fair market value per Share shall be the mean between dealer “bid” and “ask” prices thereof in the securities market in which it is traded on the Date of Grant, as reported by The NASDAQ Stock Market, Inc. or the National Association of Securities Dealers, Inc. If Shares are listed upon any established stock exchange such fair market value shall be deemed to be the highest closing price of a Share on the Date of Grant as reported by the exchange over which the largest volume of Shares are then traded, or if no sale of Shares shall have been made on any stock exchange on that day, then on the next preceding day on which there shall have been a sale of such Shares. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

10.

Cancellation and Re-Grant of Options. The Board shall have the authority to accept the surrender of any outstanding option granted under this Plan or any other stock option plan maintained by the Bank, with the consent of the affected participant, and to grant to such participant in substitution for such surrendered option a new option under this Plan on such terms and conditions as the Board may deem to be appropriate. The new option may cover the same number of Shares as the surrendered option, or any lesser number, and shall require such option exercise price as may be approved by the Board no less than the fair market value of a share on the Date of Grant.

11.

Exercisability of Options.

(a)

Each stock option granted under this Plan may be exercised in accordance with such vesting schedule as may be specified by the Board at the Date of Grant, which schedule shall (i) provide for the exercise of the option within any consecutive 12 month period, measured from the Date of Grant, so as to entitle the holder to acquire no more than one-third of the Shares made the subject of the option, or any lesser percentage as the Board may determine, and (ii) otherwise be in compliance with all then applicable laws, regulations, rules and guidelines. Thereafter, subject to the provisions of subsections (b), (c), (d), and (e) of this Section 11, the participant may exercise the option in full or in part at any time until its expiration. A participant may not exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Bank or any Subsidiary since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

(b)

Except as provided in subsections (c) and (d) of this Section 11, a participant granted an Incentive Stock Option under the Plan cannot exercise the option after he ceases to be an employee of either the Bank or any Subsidiary, unless the Board, in its sole discretion, grants the participant an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise, which may be granted by the Board under this subsection (b), shall not exceed three months after the date on which the participant ceases to be an employee (but, in any case, no later than the stated expiration date of the option).

(c)

If a participant ceases to be an employee as a result of retirement, be may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option shall have been exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his 65th birthday.

(d)

If a participant ceases to be an employee because of disability (within the meaning of Code Section 105(d)(4)), and if at the time of the participant’s disability he is entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option may be exercised at any time within the period of 12 months after his termination of employment on account of disability (but no later than the stated expiration date of the option) by the participant. In case of the participant’s death, the participant’s Incentive Stock Option may be exercised by his personal representative, estate or any person who acquires by devise, inheritance or subsequent gift his right to exercise the Incentive Stock Option, within 12 months after the participant’s death. Such options may be exercised only as to the number of shares for which they are otherwise exercisable on the date of the participant’s death or disability (subject to any adjustment under Section 17 of the Plan).

(e)

An incentive Stock Option granted under this Plan will terminate, as a whole or in part, to the extent that, in accordance with this Section 11, it may no longer be exercised.

(f)

The exercise of any non-statutory option shall not be restricted by the provisions of paragraphs (b), (c) and (d) of this Section 11, but may be restricted by any equivalent conditions or requirements which the Board determines to be appropriate at the Date of Grant.

12.

Limit on Annual Vesting of Incentive Stock Options. Any option granted to a participant under this Plan which is designated as an Incentive Stock Option shall be an Incentive Stock Option only to the extent that the Shares with respect to which the option first becomes exercisable during any calendar year, when aggregated with any Shares with respect to which other Incentive Stock Options previously granted to the participant under the Plan (or any other stock option plan of the Bank or any Subsidiary) first become exercisable during the same calendar year, have an aggregate fair market value (determined as of the Date of Grant) not in excess of $100,000. If the option becomes exercisable during any calendar year with respect to Shares in excess of the foregoing limitation, the Option shall be considered to consist of (i) an Incentive Stock Option to acquire the maximum number of Shares permitted under the preceding sentence and (ii) a nonstatutory option to acquire the excess number of Shares on the same terms.

13.

Method of Exercise. A participant may exercise an option granted under this Plan by delivering written notice of his decision to do so to the Bank. The notice shall specify the number of Shares the participant desires to purchase by such exercise. With such notice, the participant shall concurrently tender to the Bank full payment in cash or by certified check for the Shares to be purchased pursuant to the exercise of the option. Each participant exercising an option must also comply with such other reasonable requirements as the Board establishes pursuant to Section 22 of the Plan. Any option granted under this Plan may be exercised as to any lesser number of Shares than the full amount for which it may be exercised. A partial exercise of an option will not affect the participant’s right to exercise the option from time to time in accordance with this Plan as to the remaining Shares subject to the option. Upon the exercise of an option, the Bank shall deliver to the participant stock certificates representing authorized but unissued Shares, treasury shares, or any combination thereof. No person, personal representative, estate or other entity will have the rights of a shareholder with respect to Shares subject to an option granted under this Plan until one or more stock certificates for the Shares have been delivered to the person exercising the option.

14.

Taxes. The Bank, if necessary or desirable, may pay or withhold the amount of any tax attributable to the exercise of any option, or the delivery of any Shares issuable under this Plan, and the Bank may defer delivery of stock certificates for such Shares until it is indemnified to its satisfaction for that tax. A participant may elect to satisfy any such tax withholding requirement by (i) remitting to the Bank the amount necessary to satisfy the tax withholding obligation, or (ii) by directing the Bank to withhold a portion of the Shares otherwise issuable upon the exercise of the option with a fair market value (measured on the date of the exercise) equal to the amount required to be withheld.

15.

Compliance with Law. Stock options shall be exercisable, and Shares shall be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations including, without limitation, those applicable to banking and securities matters. The Bank may condition delivery of stock certificates for the Shares issuable upon exercise of an option upon the prior receipt from the participant of any undertaking that it may determine is required to ensure that the Shares are being issued in compliance with all such laws. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and Shares may not be issued under this Plan, until the Bank has obtained the consent or approval from every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable. Specifically, in the event that the Bank deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any state securities commission, no option granted under the Plan may be exercised, and Shares may not be issued, until the Bank has obtained the consent or approval of such Commission. In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

16.

Assignability. Each option granted to a participant under this Plan shall not be transferable other than by will or the laws of descent and distribution. During the life of the participant, each option is granted to the participant shall be exercisable only by him or her.

17.

Adjustment Upon Change of Shares or Control. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting the Shares occurs, the number and class of shares for which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under the Plan, and the price per share payable upon exercise of each option outstanding under the Plan, will be equitably adjusted by the Board to reflect such changes. The obligations of the Bank under the Plan shall be binding upon any successor bank or other organization surviving or otherwise resulting from the reorganization, merger, consolidation, combination or exchange with the Bank, or upon any successor bank or other organization succeeding to substantially all of the assets and business of the Bank; and the Bank shall be required, in advance of the consummation of such transaction, to make appropriate provisions for the preservation of each participant’s option rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such transaction.

18.

No Effect On Service. A participant’s right, if any, to continue to serve the Bank, and its Subsidiaries as an officer, employee or otherwise will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Bank, or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant for cause or otherwise.

19.

Amendment and Termination of Plan. The Board of Directors of the Bank may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

(a)

materially increases the benefits accruing to participants under the Plan;

(b)

increases the cumulative number of Shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value for which a participant may be granted options in any calendar year under the Plan;

(c)

materially modifies the eligibility requirements for participation in the Plan; or

(d)

amends the requirements of paragraphs (a) - (c) of this Section.

Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted prior to the effectiveness of the amendment will be effective only with the consent of the participant to whom the option is granted or. the holder currently entitled to exercise it, except for adjustments expressly provided for in this Plan.

20.

Expenses of Plan. The expenses of the Plan will be borne by the Bank.

21.

Duration of Plan. Options may only be granted under this Plan during the ten years immediately following the effective date of the Plan. Options granted during that ten year period will remain valid thereafter in accordance with their terms.

22.

Other Provisions. The option agreements authorized under the Plan will contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board of Directors of the Bank shall deem advisable. Any such option agreement which is intended to be an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an “Incentive Stock Option” as defined in Section 422 of the Code or to conform to any change in the law.

23.

Indemnification of Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Bank against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding a director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.

24.

Application of Funds. The proceeds received by the Bank from the sale of Shares pursuant to options will be used for general corporate purposes.

25.

No Obligation to Exercise Option. The granting of an option to a participant under this Plan shall impose no obligation upon the participant to exercise such option.

26.

Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

27.

Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Florida.

28.

Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding Shares within 12 months after the date the Plan is adopted by the Board.

Notwithstanding the foregoing, if the Plan has been approved by the Board of Directors, options may be granted by the Board prior to such shareholder approval, subject to the subsequent approval of the Plan by the Bank’s shareholders. Any such options granted by the Board shall not be exercisable at any time before such shareholder approval of the Plan has been obtained.

IN WITNESS WHEREOF, the Bank has caused its duly authorized officers to execute this 1999 Stock Option Plan on its behalf.

INDEPENDENT COMMUNITY BANK

	By:	/s/ FREDERICK E. MARTIN
Frederick E. Martin, President

Attest:

Nancy Aumack, Secretary

Date Plan adopted by Board of Directors:  April __, 1999

Date Plan approved by Shareholders:  April __, 1999